PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
                             (Liquid Assets Series)

            Amended Management and Administrative Services Agreement


     Agreement, made this 1st day of November, 1996, as amended on May 29, 1997, between Prudential Institutional Liquidity Portfolio, Inc. (the Fund), a Maryland corporation, and Prudential Investments Fund Management LLC (the Manager), a Delaware corporation, with respect to the Liquid Assets Series of the Fund.

                                   WITNESSETH

     WHEREAS, the Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

     WHEREAS, the shares of common stock of the Fund are divided into separate series, each of which was established by the Board of Directors of the Fund in accordance with the Fund's Articles of Incorporation, and the Board of Directors may from time to time terminate such series or establish and terminate additional series; and

     WHEREAS, the Fund has entered into a management agreement dated July 31, 1989 with the Manager with respect to other series of the Fund and notwithstanding Section 8 of that agreement and references in that agreement to the effect that it covers the series of the Fund, this Management and Administrative Services Agreement shall govern the arrangement between the Manager and the Fund with respect to the Liquid Assets Series; and

     WHEREAS, the Fund desires to retain the Manager to render or contract to obtain as hereinafter provided investment



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advisory services to the Liquid Assets Series and the Fund also desires to avail itself of the facilities available to the Manager with respect to the administration of the day to day corporate affairs of the Liquid Assets Series, and the Manager is willing to render such investment advisory and administrative services;

     NOW, THEREFORE, the parties agree as follows:

     1. The Fund hereby appoints the Manager to act as manager of the Liquid Assets Series and administrator of its corporate affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, subject to reimbursement of certain administrative costs as herein provided. Pursuant to a subadvisory agreement (the Subadvisory Agreement), dated July 31, 1989, with The Prudential Investment Corporation (PIC), PIC furnishes to each series of the Fund (including the Liquid Assets Series) investment advisory services in connection with the management of the Fund. The Manager shall have responsibility for all investment advisory services furnished to the Liquid Assets Series pursuant to the Subadvisory Agreement.

     2. Subject to the supervision of the Board of Directors of the Fund, the Manager shall administer the corporate affairs of the Liquid Assets Series and, in connection therewith, shall furnish the Liquid Assets Series with office facilities and with clerical, bookeeping and recordkeeping services at such

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office facilities and, subject to Section 1 hereof, the Manager shall manage the investment operations of the Liquid Assets Series and the composition of its portfolio, including the purchase, retention and disposition thereof, in accordance with its investment objectives, policies and restrictions as stated in the Prospectus (hereinafter defined) and subject to the following understandings:

          (a) The Manager shall provide supervision of the Liquid Assets Series' investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by it, and what portion of its assets will be invested or held uninvested as cash.

          (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus (hereinafter defined) of the Fund and with the instructions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

          (c) The Manager shall determine the securities to be purchased or sold by the Liquid Assets Series and will place orders pursuant to its determinations with or through such persons, brokers or dealers (including but


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     not limited to Prudential Securities Incorporated) in conformity with the policy with respect to brokerage as set forth in the Fund's Registration Statement and prospectus (hereinafter defined) or as the Board of Directors may direct from time to time. In providing the Liquid Assets Series with investment supervision, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that prudential Securities Incorporated may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Series' investment transaction business. It is also understood that it is desirable for the Liquid Assets Series that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers and that such brokers may execute brokerage transactions at a higher cost to the Series than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is

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     authorized to pay higher brokerage commissions for the purchase and sale of securities for the Liquid Assets Series to brokers who provide such research and analysis, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker may be useful to the Manager in connection with its services to other clients.

          On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Liquid Assets Series as well as other clients of the Manager or the Subadviser, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Liquid Assets Series and to such other clients.

          (d) The Manager shall maintain all books and records with respect to the portfolio transactions of the Liquid Assets Series and shall render to the Fund's Board of Director such periodic and special reports as the

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     Board may reasonably request.

          (e) The Manager shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Fund's Custodian) with respect to the Liquid Assets Series.

          (f) The Manager shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the assets of the Liquid Assets Series.

          (g) The investment management services of the Manager to the Liquid Assets Series under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

     3. The Fund has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a) Articles of Incorporation of the Fund, as filed with the Secretary of State of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, are herein called the "Articles of Incorporation");

          (b) By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

          (c) Certified resolutions of the Board of Directors of the Fund authorizing the appointment of the Manager and

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     approving the form of this agreement;

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the Securities and Exchange Commission (the Commission) relating to the Liquid Assets Series of the Fund and shares of its Common Stock and all amendments thereto;

          (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

          (f) Prospectus of the Liquid Assets Series (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

     4. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Manager.

     5. The Manager shall keep the books and records required to be maintained by it pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for the Liquid Assets Series of the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund's request, provided however that the Manager may retain a copy

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of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant Paragraph 2 hereof.

     6. During the term of this Agreement, the Manager assumes and will pay the costs and expenses payable to PIC for furnishing investment advisory services to the Liquid Assets Series pursuant to the Subadvisory Agreement.

     The Liquid Assets Series assumes and will pay the expenses described below:

          (a) the allocable and direct (out-of-pocket) administrative costs and expenses incurred by the Manager that are subject to reimbursement by the Liquid Assets Series as set forth in paragraph 8 hereof;

          (b) the fees and expenses of directors who are not affiliated persons of the Manager or the Fund's investment adviser,

          (c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Liquid Assets Series and the providing of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Liquid Assets Series pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing of the

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     shares of the Liquid Assets Series, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Board of Directors of the Fund, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the securities of the Liquid Assets Series,

          (d) the fees and expenses of the Fund's Transfer and Dividend Disbursing Agent, which may be the Custodian, that relate to the maintenance of each shareholder account of the Liquid Assets Series,

          (e) the charges and expenses of legal counsel and independent accountants for the Fund,

          (f) brokers' commissions and any issue or transfer taxes chargeable to the Liquid Assets Series in connection with its securities transactions,

          (g) all taxes and corporate fees payable by the Fund with respect to the Liquid Assets Series to federal, state or other governmental agencies,

          (h) the fees of any trade associations of which the Fund may be a member,

          (i) the cost of stock certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Liquid Assets Series,

          (j) the cost of fidelity, directors and officers and errors and omissions insurance,

          (k) the fees and expenses involved in registering

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     and maintaining registration of the Liquid Assets Series of the Fund and of its shares with the Securities and Exchange Commission, registering the Fund as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the registration statements, prospectuses and statements of additional information with respect to the Liquid Assets Series for filing under federal and state securities laws for such purposes,

          (1) expenses of shareholders' and directors meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders, and

          (m) Litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

     7. In the event the expenses of the Liquid Assets Series for any fiscal year (excluding interest, taxes, brokerage commissions, and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) exceed the lowest applicable annual expense limitation established and enforced pursuant to the statute or regulations of any jurisdictions in which shares of the Liquid Assets Series are then qualified for offer and sale, the reimbursement due the Manager will be reduced by the amount of such excess.

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     8. For the administrative services provided and the expenses assumed pursuant to this Agreement, the Fund will reimburse the Manager for reasonable costs and expenses of the Liquid Assets Series incurred by the Manager. The costs and expenses subject to reimbursement include the allocable direct and indirect costs and expenses incurred by the Manager in providing the following facilities and services, among others, to the Liquid Assets Series: (i) furnishing office facilities; (ii) paying the salaries and expenses of the Fund's officers and other personnel engaged in administering the Liquid Assets Series business; (iii) paying the costs and expenses incurred in managing the Series portfolio; (iv) monitoring financial and shareholder accounting services provided to the Series; (v) responding to shareholder inquiries and disseminating information to shareholders; (vi) monitoring compliance with the Series' registration statements and other operating documents, with federal and state securities laws and rules thereunder and with the Internal Revenue Code of 1986, as amended; (vii) preparing semi-annual and annual reports to shareholders; (viii) preparing filings required by the Securities and Exchange Commission; (iv) preparing federal, state and local tax returns; (x) maintaining the Series' registration in each of the 50 states, District of Columbia and Puerto Rico; (xi) preparing information required by the Board of Directors for ongoing review, approval and action and (xii) organizing meetings of the Board of Directors and annual and special meetings of the Series' shareholders.

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     This reimbursement amount will be computed daily and will be paid to the
Manager monthly. Any reduction in the amount of reimbursement payable pursuant to paragraph 7 shall be made monthly and is subject to readjustment during the year.

     9. The Manager shall not be liable for any error of judgment or for any loss suffered by the Liquid Assets Series in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     10. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Liquid Assets Series by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities as defined in the 1940 Act) of the Series, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminated automatically in the event of its assignment (as defined

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in the 1940 Act).

     11. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager who may also be a director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     12. Except as otherwise provided herein or authorized by the Board of Directors of the Fund from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Liquid Assets Series or the Fund in any way or otherwise be deemed an agent of the Series or the Fund.

     13 During the term of this Agreement, the Fund agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manger reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Manager copies of any of the above

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mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     14. This Agreement may be amended by mutual consent, but the consent of the Series must be obtained in conformity with the requirements of the 1940 Act.

     15. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at One Seaport Plaza, New York, N.Y. 10292,
Attention: Secretary; or (2) to the Fund at One Seaport Plaza, New York, N.Y. 10292, Attention: President.

     16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     17. The Fund may use the name "Prudential Institutional Liquidity Portfolio, Inc." or any name including the work "Prudential" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof remain in effect. at such time as

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such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. In no event shall the Fund use the name "Prudential Institutional Liquidity Portfolio, Inc." or any name including the word "Prudential" if the Manager's function is transferred or assigned to a company of which The Prudential Insurance Company of America does not have control.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                     PRUDENTIAL INSTITUTIONAL
                                     LIQUIDITY PORTFOLIO, INC.
                                     (Liquid Assets Series)



                                     By /s/  RICHARD A. REDEKER
                                       ------------------------------------
                                        Richard A. Redeker, President
                                     PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC.



                                     By  /s/  SUSAN C. COTE
                                       ------------------------------------
                                       Susan C. Cote, Vice President